                                                                     EXHIBIT g.2

                                                             Custodian Agreement

                                  APPENDIX A

                                 Index Series
                                 ------------

iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Chemicals Index Fund iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Financial Services Composite Index Fund iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Internet Index Fund iShares Dow Jones U.S. Real Estate Index Fund iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Dow Jones U.S. Total Market Index Fund iShares Dow Jones U.S. Utilities Sector Index Fund

iShares Russell 1000 Growth Index Fund
iShares Russell 1000 Index Fund
iShares Russell 1000 Value Index Fund
iShares Russell 2000 Growth Index Fund
iShares Russell 2000 Index Fund
iShares Russell 2000 Value Index Fund
iShares Russell 3000 Growth Index Fund
iShares Russell 3000 Index Fund
iShares Russell 3000 Value Index Fund

iShares S&P 500 Index Fund
iShares S&P 500/BARRA Growth Index Fund
iShares S&P 500/BARRA Value Index Fund
iShares S&P Europe 350 Index Fund
iShares S&P MidCap 400 Index Fund
iShares S&P MidCap 400/BARRA Growth Index Fund iShares S&P MidCap 400/BARRA Value Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600/BARRA Growth Index Fund iShares S&P SmallCap 600/BARRA Value Index Fund iShares S&P/TSE 60 Index Fund
ISHARES S&P 100 INDEX FUND
ISHARES S&P GLOBAL 100 INDEX FUND